Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

               The Board of Directors and Stockholders
               SoftKey International Inc.
               (formerly WordStar International Incorporated):

               We consent to incorporation by reference in the
               registration statement on Form S-8 of   SoftKey
               International Inc. for the SoftKey International Inc. Long Term Equity Incentive Plan, the Minnesota Educational Computing Corporation (MECC) Amended and Restated 1995 Stock Incentive Plan and the Minnesota Educational Computing Corporation (MECC) 1991 Re-stricted Stock Purchase and Non-Qualified Option Plan, of our report dated September 13, 1993, relat-ing to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended June 30, 1993, and the related schedule, of WordStar International Incorporated and subsidiaries, which report appears in the January 6, 1996 annual report on Form 10-K of SoftKey International Inc.

                                           /s/ KPMG Peat Marwick LLP

               San Francisco, California
               May 28, 1996